Exhibit 99.1

LightPath Technologies Reports Fiscal 2027 First Quarter Financial Results

ORLANDO, FL – November 10, 2026 – LightPath Technologies, Inc. (NASDAQ: LPTH) ("LightPath," the "Company," "we," or "our"), a leading provider of next-generation optics and imaging systems for both defense and commercial applications, today announced financial results for its fiscal 2027 first quarter ended September 30, 2026.

Financial Summary:

	Three Months Ended September 30,
$ in millions	2026	2025	% Change
Revenue	$20.8	$15.1	37.9%
Gross Profit	$8.6	$4.5	91.9%
Operating Expenses*	$10.8	$7.0	54.1%
Net Loss	$(1.7)	$(2.9)	41.2%
Adjusted EBITDA** (non-GAAP)	$1.3	$0.4	252.1%

*Reconciliation of this non-GAAP financial measure is provided below. Percentage change for net loss is calculated on absolute values.

First Quarter Fiscal 2027 & Subsequent Highlights:

●	Grew order backlog to a record of approximately $132.9 million as of September 30, 2026, up 20% from $110.9 million at June 30, 2026 and up 54% from $86.0 million at September 30, 2025, with approximately $110.8 million requested by customers for delivery within the next twelve months.

●	Secured more than $30 million of follow-on counter-unmanned aircraft system (“C-UAS”) orders from July through October 2026, including more than $19 million of optical assembly orders from a leading C-UAS and defense systems supplier — double that customer’s total for all of fiscal 2026 — and an $11 million infrared camera order from a leading global technology customer.

●	Received an order in October 2026 from a key defense customer for over 50,000 optical assemblies for drone camera systems as the U.S. and its allies rapidly scale up drone procurement.

●	Awarded a funded prototype agreement under the Department of War’s Critical Low-risk Electro-optic Alternatives for Resilience (“CLEAR”) program to further develop BlackDiamond™ chalcogenide glass and optics as germanium alternatives for defense electro-optic and infrared (“EO/IR”) systems.

●	Strengthened imaging systems leadership with the promotion of Michael Amorelli to VP Engineering, Imaging Systems, and the appointment of former Anduril Industries production leader Scott Payette as Vice President of LightPath and General Manager of G5 Infrared LLC (“G5 Infrared”).

●	Completed the previously announced sale of the Company’s China subsidiary, LightPath Optical Instrumentation (Zhenjiang) Co., Ltd. (“LPOIZ”), as of October 30, 2026, as a result of which LightPath no longer has facilities or operations based in China.

Management Commentary

Sam Rubin, President and Chief Executive Officer of LightPath, said: “Fiscal 2027 is off to a strong start, led by backlog, a key indicator of our expected future revenue trends. New orders significantly outpaced shipments during the first quarter, lifting backlog by $22 million to a record $132.9 million, with approximately $110.8 million of it requested by customers for delivery over the next twelve months.

“The composition of our revenue continues to be more favorable as well. Revenue grew 38% year-over-year to $20.8 million, and assemblies and modules accounted for 51% of the total, up from 40% a year ago. That shift toward higher-value cameras and optical assemblies lifted gross margin to 41.4%, and we generated positive adjusted EBITDA for the fifth consecutive quarter while more than doubling our investment in new product development.

“Demand continues to build in optical assemblies and infrared cameras, two of our three projected growth pillars alongside large defense programs. A leading C-UAS supplier has placed more than $19 million of follow-on optical assembly orders with us since July 1, a leading global technology customer added an $11 million follow-on camera order, and we recently received an order for more than 50,000 optical assemblies for drone camera systems. At the same time, the Department of War selected BlackDiamond™ for a funded prototype agreement under its CLEAR program to develop and commercialize germanium alternatives for defense infrared systems – direct government support for the materials at the center of our platform.

“Our focus for the balance of fiscal 2027 is converting this backlog on schedule. We invested ahead of scheduled deliveries during the quarter, building inventory of critical materials and work-in-process and adding manufacturing capacity, including glass fabrication. With a strong balance sheet, a strengthened imaging systems leadership team under Scott Payette and Michael Amorelli, and the completion of our China divestiture in October 2026, we believe LightPath is well positioned to focus on scaling as a trusted, vertically integrated supplier of infrared optics and imaging systems,” concluded Rubin.

First Quarter Fiscal 2027 Financial Results

Revenue for the first quarter of fiscal 2027 increased 38% to $20.8 million, as compared to $15.1 million in the same quarter of the prior fiscal year. Revenue by product group for the first quarter of fiscal 2027 and the same quarter of the prior fiscal year was as follows:

Product Group Revenue ($ in millions)**	First Quarter of Fiscal 2027	First Quarter of Fiscal 2026	% Change
Infrared ("IR") Components	$4.7	$4.1	15%
Visible Components	$4.6	$3.8	19%
Assemblies & Modules	$10.5	$6.0	76%
Engineering Services	$0.9	$1.1	(18)%

** Numbers may not foot due to rounding. Certain fiscal 2026 amounts have been reclassified from infrared components to assemblies and modules to conform to the current classification.

Assemblies and modules revenue grew 76% to $10.5 million, or 51% of total revenue, as G5 Infrared’s camera and module sales increased on surveillance and C-UAS programs with global technology and defense customers. Infrared components revenue increased 15%, primarily driven by the addition of $1.1 million from Amorphous Materials (“AML”) following its acquisition in January 2026. This increase was partially offset by a decrease in sales to defense customers in Europe due to timing of orders.

Visible components revenue increased 19%, reflecting higher sales to industrial customers in Europe as well as U.S. defense customers and distributors. Engineering services revenue decreased $0.2 million, due to timing of certain customer programs.

Gross profit increased 92% to $8.6 million, or 41.4% of revenue, in the first quarter of fiscal 2027, as compared to $4.5 million, or 29.8% of revenue, in the prior year period. The more than 1,100 basis point expansion in gross margin primarily reflects revenue mix, as assemblies and modules, which typically earn higher margins, grew to 51% of total revenue from 40% a year earlier.

Operating expenses for the first quarter of fiscal 2027 were $10.8 million, as compared to $7.0 million in the prior year period. That increase primarily reflects $3.7 million of higher selling, general and administrative expenses (“SG&A”) – including $1.4 million of higher non-cash stock-based compensation, the addition of AML, which was not part of the prior year period, and IT investments required by defense customers’ cybersecurity standards –  along with a $1.2 million increase in new product development costs as the Company added additional engineering staff. These increases were partially offset by the $1.1 million decrease in earnout fair value adjustments.

Net loss for the first quarter of fiscal 2027 improved to $1.7 million, or $0.02 per basic and diluted share, as compared to a net loss of $2.9 million, or $0.07 per basic and diluted share, in the prior year period. The improvement reflects higher gross profit, a lower earnout fair value adjustment and an increase in interest income.

Adjusted EBITDA* for the first quarter of fiscal 2027 increased to $1.3 million, or 6% of revenue, as compared to $0.4 million, or 2% of revenue, in the prior year period, reflecting five consecutive quarters of positive adjusted EBITDA.

Cash and cash equivalents as of September 30, 2026 totaled $82.9 million, as compared to $93.2 million as of June 30, 2026. The change primarily reflects a $10.1 million investment in working capital, largely advance purchases of critical materials to support customer demand and the Company’s growing backlog, and $2.5 million of capital expenditures, primarily to expand manufacturing capacity, including glass fabrication.

Total backlog as of September 30, 2026 was a record of approximately $132.9 million, an increase of 20% compared to $110.9 million as of June 30, 2026 and an increase of 54% compared to $86.0 million as of September 30, 2025. Approximately $110.8 million of the September 30, 2026 backlog is requested by customers for delivery within the next twelve months.

First Quarter Fiscal 2027 Earnings Call

Management will host an investor conference call at 5:00 p.m. Eastern time today, Tuesday, November 10, 2026, to discuss the Company's first quarter fiscal 2027 financial results, provide a corporate update, and conclude with Q&A from telephone participants. To participate, please use the following information:

Q1 FY2027 Earnings Conference Call
Date: Tuesday, November 10, 2026

Time: 5:00 p.m. Eastern time

U.S. Dial-in: 1-800-267-6316

International Dial-in: 1-203-518-9783

Conference ID: LIGHT

Webcast: LPTH Q1 FY2027 Earnings Conference Call

Please join at least five minutes before the start of the call to ensure timely participation.

A playback of the call will be available through Tuesday, November 24, 2026. To listen, please call 1-844-512-2921 within the United States and Canada or 1-412-317-6671 when calling internationally, using replay pin number 11162913. A webcast replay will also be available using the webcast link above.

About LightPath Technologies

LightPath Technologies, Inc. (NASDAQ: LPTH) is a leading provider of next-generation optics and imaging systems for both defense and commercial applications. As a vertically integrated solutions provider with in-house engineering design support, LightPath's family of custom solutions range from proprietary BlackDiamond™ chalcogenide-based glass materials – sold under exclusive license from the U.S. Naval Research Laboratory – to complete infrared optical systems and thermal imaging assemblies. The Company's primary manufacturing footprint is located in Orlando, Florida with additional facilities in Texas, New Hampshire and Latvia. To learn more, please visit www.lightpath.com.

**Use of Non-GAAP Financial Measures

To provide investors with additional information regarding financial results, this press release includes references to EBITDA and adjusted EBITDA, which are non-GAAP financial measures. The Company calculates EBITDA by adjusting net income to exclude net interest expense, income tax expense or benefit, depreciation, and amortization. We also calculate adjusted EBITDA, which excludes, as applicable: (1) stock compensation expenses; (2) the loss on extinguishment of debt; (3) the effect of non-cash income or expenses associated with the fair value adjustments related to the acquisition earnout liabilities; (4) acquisition costs, including legal fees and due diligence; and (5) the effect of foreign exchange gains or losses.

A “non-GAAP financial measure” is generally defined as a numerical measure of a company’s historical or future performance that excludes or includes amounts, or is subject to adjustments, so as to be different from the most directly comparable measure calculated and presented in accordance with GAAP. The Company’s management believes that these non-GAAP financial measures, when considered together with the GAAP financial measures, provide information that is useful to investors in understanding period-over-period operating results separate and apart from items that may, or could, have a disproportionately positive or negative impact on results in any particular period. Management also believes that these non-GAAP financial measures enhance the ability of investors to analyze underlying business operations and understand performance. In addition, management may utilize these non-GAAP financial measures as guides in forecasting, budgeting, and planning. Non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial measures presented in accordance with GAAP. A reconciliation of these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP is presented in the table below.

LIGHTPATH TECHNOLOGIES, INC.
Reconciliation of Non-GAAP Financial Measures and Regulation G Disclosure

	(unaudited)
	Three Months Ended
	September 30,
	2026	2025
Net loss	$(1,700,754)	$(2,893,002)
Depreciation and amortization	1,479,568	1,218,948
Income tax provision	123,492	81,270
Interest (income) expense	(670,652)	268,853
EBITDA	$(768,346)	$(1,323,931)
Stock-based compensation	1,801,199	359,661
Change in fair value of acquisition earnout liabilities	196,633	1,282,529
Foreign exchange loss	40,848	42,543
Adjusted EBITDA	$1,270,334	$360,802
% of revenue	6%	2%

Forward-Looking Statements

This press release includes statements that constitute forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “forecast,” “guidance,” “plan,” “estimate,” “will,” “would,” “project,” “maintain,” “intend,” “expect,” “anticipate,” “prospect,” “strategy,” “future,” “likely,” “may,” “should,” “believe,” “continue,” “opportunity,” “potential,” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, without limitation, statements regarding: (i) the Company’s ability to convert its backlog into revenue and the timing of such conversion; (ii) expectations regarding demand for germanium alternatives, including the Company’s BlackDiamond™ materials, and the effect of U.S. and allied procurement requirements and programs, including the CLEAR program, on the Company’s markets; (iii) expectations regarding demand for the Company’s products in C-UAS, drone and other defense applications; (iv) the Company’s plans to expand glass melting, fabrication, optical and assembly capacity and the anticipated level of capital expenditures in fiscal 2027; (v) expectations regarding the Company’s ability to scale as a vertically-integrated supplier of infrared products and imaging systems; and (vi) expectations regarding future revenue growth, gross margins and adjusted EBITDA. These forward-looking statements are based on information available at the time the statements are made and/or management’s good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or suggested by the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, the impact of varying demand for the Company’s products; the U.S. government’s initiatives to move away from using optical systems from certain foreign nations and the timing of related procurement decisions; the Company’s ability to expand manufacturing capacity and hire qualified personnel in a timely manner to meet demand; the inability of the Company to sustain profitable sales growth, convert inventory to cash, or reduce its costs to maintain competitive prices for its products; circumstances or developments that may make the Company unable to implement or realize the anticipated benefits, or that may increase the costs, of its current and planned business initiatives; the Company’s reliance on a few key customers; the risk that the purchaser of LPOIZ does not perform its payment or supply obligations; the ability of the Company to obtain needed raw materials and components from its suppliers; the impact that international tariffs may have on our business and results of operations; the impact of political and other risks as a result of our sales to international customers and/or our sourcing of materials from international suppliers; general economic uncertainty in key global markets and a worsening of global economic conditions or low levels of economic growth; geopolitical tensions and conflicts; the effects of steps that the Company could take to reduce operating costs; and those factors detailed by the Company in its public filings with the Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K and other filings with the SEC. Should one or more of these risks, uncertainties, or facts materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by the forward-looking statements contained herein. Accordingly, you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Except as required under the federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

Investor Relations Contact

Lucas A. Zimmerman

Managing Director

MZ Group – MZ North America

LPTH@mzgroup.us

+1 (949) 259-4987

LIGHTPATH TECHNOLOGIES, INC.

Condensed Consolidated Balance Sheets

(unaudited)

	September 30,	June 30,
	2026	2026
Assets
Current assets:
Cash and cash equivalents	$82,934,165	$93,204,655
Trade accounts receivable, net of allowance of $112,025 and $63,162	15,182,690	15,112,908
Inventories, net	31,486,533	18,005,559
Prepaid expenses and deposits	2,420,098	3,457,300
Other current assets	132,534	116,028
Total current assets	132,156,020	129,896,450

Property and equipment, net	20,833,058	19,363,026
Operating lease right-of-use assets	7,828,475	8,115,887
Intangible assets, net	16,679,575	17,134,601
Goodwill	19,315,177	19,315,177
Deferred tax assets, net	85,902	85,902
Other assets	93,136	96,578
Total assets	$196,991,343	$194,007,621
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$10,954,633	$7,686,144
Accrued liabilities	11,889,102	12,779,784
Accrued payroll and benefits	2,793,391	4,139,586
Operating lease liabilities, current	1,202,483	1,189,908
Loans payable, current portion	111,815	112,317
Finance lease obligation, current portion	365,923	269,414
Total current liabilities	27,317,347	26,177,153
Deferred tax liabilities, net	95,994	95,084
Finance lease obligation, less current portion	803,150	392,796
Operating lease liabilities, noncurrent	8,569,553	8,888,227
Loans payable, less current portion	46,589	74,878
Total liabilities	36,832,633	35,628,138

Commitments and Contingencies

Series G Convertible Preferred Stock; $0.01 par value; 44,000 shares authorized; 6,492 and 6,492 shares issued and outstanding	$8,906,686	$8,906,686

Stockholders’ equity:
Preferred stock: Series D, $0.01 par value, voting; 500,000 shares authorized; none issued and outstanding	—	—
Common stock: Class A, $0.01 par value, voting; 94,500,000 shares authorized; 70,087,678 and 69,963,045 shares issued and outstanding	700,877	699,630
Additional paid-in capital	402,146,557	398,726,619
Accumulated other comprehensive income	1,367,664	1,308,868
Accumulated deficit	(252,963,074)	(251,262,320)
Total stockholders’ equity	151,252,024	149,472,797
Total liabilities, convertible preferred stock and stockholders’ equity	$196,991,343	$194,007,621

LIGHTPATH TECHNOLOGIES, INC.

Condensed Consolidated Statements of Comprehensive Income (Loss)

(unaudited)

	Three Months Ended
	September 30,
	2026	2025
Revenue, net	$20,762,654	$15,058,281
Cost of sales	12,160,790	10,575,709
Gross profit	8,601,864	4,482,572
Operating expenses:
Selling, general and administrative	8,048,205	4,383,870
New product development	2,036,377	867,428
Amortization of intangible assets	455,026	450,524
Change in fair value of acquisition earnout liabilities	196,633	1,282,529
Loss on disposal of property and equipment	30,849	3,999
Total operating expenses	10,767,090	6,988,350
Operating loss	(2,165,226)	(2,505,778)
Other income (expense):
Interest income (expense), net	670,652	(268,853)
Other expense, net	(82,688)	(37,101)
Total other income (expense)	587,964	(305,954)
Loss before income taxes	(1,577,262)	(2,811,732)
Income tax provision	123,492	81,270
Net loss	$(1,700,754)	$(2,893,002)
Foreign currency translation adjustment	58,796	92,383
Comprehensive loss	$(1,641,958)	$(2,800,619)
Loss per common share (basic)	$(0.02)	$(0.07)
Number of shares used in per share calculation (basic)	70,010,938	43,287,933
Loss per common share (diluted)	$(0.02)	$(0.07)
Number of shares used in per share calculation (diluted)	70,010,938	43,287,933

LIGHTPATH TECHNOLOGIES, INC.

Condensed Consolidated Statements of Changes in Stockholders' Equity

(unaudited)

	Temporary Equity					Accumulated
	Series G Convertible		Class A		Additional	Other		Total
	Preferred Stock		Common Stock		Paid-in	Comprehensive	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Income	Deficit	Equity
Balances at June 30, 2026	6,492	$8,906,686	69,963,045	$699,630	$398,726,619	$1,308,868	$(251,262,320)	$149,472,797
Issuance of common stock for:
Employee Stock Purchase Plan	—	—	2,713	27	44,330	—	—	44,357
Exercise of stock options, RSUs & RSAs, net	—	—	661	7	(7)	—	—	—
Issuance of common stock for acquisition of Amorphous	—	—	121,259	1,213	1,621,666	—	—	1,622,879
Stock-based compensation on stock options, RSUs & RSAs	—	—	—	—	1,753,949	—	—	1,753,949
Foreign currency translation adjustment	—	—	—	—	—	58,796	—	58,796
Net loss	—	—	—	—	—	—	(1,700,754)	(1,700,754)
Balances at September 30, 2026	6,492	$8,906,686	70,087,678	$700,877	$402,146,557	$1,367,664	$(252,963,074)	$151,252,024

Balances at June 30, 2025	24,956	$34,232,510	42,949,307	$429,493	$244,953,346	$978,686	$(230,716,757)	$15,644,768
Issuance of common stock for:
Exercise of stock options, RSUs & RSAs, net	—	—	8,583	86	(86)	—	—	—
Issuance of common stock under private equity placement	—	—	1,600,000	16,000	7,878,045	—	—	7,894,045
Issuance of common stock for acquisition of Visimid	—	—	112,323	1,123	348,877	—	—	350,000
Stock-based compensation on stock options, RSUs & RSAs	—	—	—	—	349,624	—	—	349,624
Foreign currency translation adjustment	—	—	—	—	—	92,383	—	92,383
Net loss	—	—	—	—	—	—	(2,893,002)	(2,893,002)
Balances at September 30, 2025	24,956	$34,232,510	44,670,213	$446,702	$253,529,806	$1,071,069	$(233,609,759)	$21,437,818

LIGHTPATH TECHNOLOGIES, INC.

Condensed Consolidated Statements of Cash Flows

(unaudited)

	Three Months Ended
	September 30,
	2026	2025
Cash flows from operating activities:
Net loss	$(1,700,754)	$(2,893,002)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,479,568	1,218,948
Interest from amortization of loan issuance costs	—	38,312
Amortization of fair value of loan	—	52,544
Change in fair value of acquisition earnout liabilities	196,633	1,282,529
Loss on disposal of property and equipment	30,849	3,999
Stock-based compensation on stock options, RSUs & RSAs, net	1,801,199	359,661
Provision for credit losses	48,827	(5,390)
Change in operating lease assets and liabilities	(18,687)	(60,448)
Inventory write-offs to allowance	46,512	—
Deferred taxes	910	555
Changes in operating assets and liabilities, net of acquisitions:
Trade accounts receivable	(118,609)	(133,679)
Other current assets	(16,506)	27,800
Inventories	(13,527,486)	(3,335)
Prepaid expenses and deposits	993,394	127,786
Accounts payable and accrued liabilities	2,457,858	(1,159,122)
Net cash used in operating activities	(8,326,292)	(1,142,842)

Cash flows from investing activities:
Purchase of property and equipment	(2,525,423)	(77,014)
Net cash used in investing activities	(2,525,423)	(77,014)

Cash flows from financing activities:
Proceeds from sale of common stock from Employee Stock Purchase Plan	44,357	—
Proceeds from issuance of common stock under private equity placement, net of fees	—	7,894,045
Proceeds from sale-leaseback of equipment	591,974	—
Payments on loans payable	(28,291)	(57,107)
Repayment of finance lease obligations	(77,258)	(55,398)
Net cash provided by financing activities	530,782	7,781,540
Effect of exchange rate on cash and cash equivalents	50,443	68,698
Change in cash and cash equivalents	(10,270,490)	6,630,382
Cash and cash equivalents, beginning of period	93,204,655	4,877,036
Cash and cash equivalents, end of period	$82,934,165	$11,507,418

Supplemental disclosure of cash flow information:
Interest paid in cash	$24,358	$177,963
Income taxes paid	$222,352	$56,282
Supplemental disclosure of non-cash investing & financing activities:
Issuance of common stock for acquisition of AML, including earnouts	$1,622,879	—
Operating right-of-use assets acquired in exchange for operating lease liabilities	—	$435,733
Issuance of common stock for acquisition of Visimid	—	$350,000